UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2019

Oro East Mining, Inc.

 (Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-53136

(Commission File Number)

26-2012582

 (IRS Employer Identification No.)

7817 Oakport Street, Suite 205

Oakland, California 94621

(Address of principal executive offices)(Zip Code)

(510) 638-5000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(b) On December 6, 2018, the Company filed a Current Report on Form 8-K disclosing, among other things, that the Company had received notice from MaloneBailey LLP (“MaloneBailey”), that MaloneBailey had resigned as the independent registered public accounting firm of the Company.

On June 6, 2019, the Board of Directors of the Company resolved to engage the independent registered public accounting firm of HKCM CPA & Co. (“HKCM CPA”), as the Company’s new independent registered public accountants, which appointment HKCM CPA has accepted with the dismissal of PLS.

During the two most recent fiscal years and the interim period preceding the engagement of HKCM CPA, the Company has not consulted with HKCM CPA regarding either: (i) the application of accounting principles, (ii) the type of audit opinion that might be rendered by HKCM CPA or (iii) any other matter that was the subject of disagreement between the Company and its former auditor as described in Item 304(a)(1)(iv), or a reportable event as described in paragraph 304(a)(1)(v), of Regulation S-K. The Company did not have any disagreements with MaloneBailey and therefore did not discuss any past disagreements with HKCM CPA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oro East Mining, Inc. (Registrant)

Date: June 10, 2019	By:	/s/ Tian Qing Chen
Name: Tian Qing Chen
Title: Chief Executive Officer